Exhibit 4.18

SUBSCRIPTION AGREEMENT

(for Ontario, Alberta and British Columbia and Non-Canadian/Non-U.S. Subscribers)

A completed and originally executed copy of this subscription agreement must be delivered or transmitted by facsimile ((416) 869-9151) by no later than 12:00 noon (Toronto time) on June 3, 2004 to First Associates Investments Inc. (Attention: Jennifer Li).

TO:	ADB Systems International Ltd. (the “Corporation”)

AND:	First Associates Investments Inc.

RE:

Sale of Convertible Notes of the Corporation entitling the holders to acquire units of securities of the Corporation upon conversion, each unit comprised of one common share in the capital of the Corporation and one-half of one Common Share purchase warrant.

Details of Subscription

The undersigned (the “Subscriber”) hereby irrevocably subscribes, subject to the terms and conditions set forth in this subscription agreement, for convertible notes (“Convertible Notes”) of the Corporation with the following specific purchase instructions.  The particulars of the Convertible Notes and the securities issuable upon conversion of the Convertible Notes (together with certain other material covenants and acknowledgements) are set out in Schedules “A” and “B” to this subscription agreement and certain representations and warranties to be made by the Subscriber so that the Corporation can ensure compliance with applicable securities laws are set out in Schedule “C” to this subscription agreement, all of which forms part of and is hereby incorporated as part of this subscription agreement.

All Subscribers:

Complete and sign Schedule “D” to this agreement, being the form of questionnaire and undertaking required by the Toronto Stock Exchange

Ontario Subscribers:

Complete and sign both the Ontario Resident Exemption Certificate and the Ontario Accredited Investor Certificate – Schedule “E”.

Alberta and British Columbia Subscribers:

If you are an “accredited investor”, complete and sign the Accredited Investor Certificate – Schedule “F”.
OR
If you are relying on the “family, friends and business associates” exemption, complete and sign the Family, Friends and Business Associates Certificate – Schedule “F”.

Non Canadian and Non U.S. Subscribers:

Complete and sign the Offshore Subscriber Certificate – Schedule “G”.

Please print all information (other than signatures), as applicable, in the spaces provided below.

Principal Amount of Convertible Notes Subscribed for (to be issued at par):

Subscriber Details	Registration Instructions (if different from name of
Subscriber and address set out in the box to the left):

Name of Subscriber
Name
By:
Authorized Signature
In Trust For, if applicable Account Reference, if applicable
Official Capacity or Title (if Subscriber is not an individual)

Name of individual whose signature appears above if
different from name of Subscriber printed above

Address, including postal code

Delivery Instructions (if different from name of Purchaser
Address of Subscriber, including province and postal code	and address set out in the box to the left):

Telephone Number:	Name

Fax Number:
Account Reference, if applicable
E-mail Address:

Address, including province and postal code

Disclosed Principal (please complete if purchasing as agent
or trustee for a disclosed principal

Name of Principal:

Principal’s Address:
(Street Address)

(City and Province)

(Postal Code)

The Subscriber acknowledges its consent and request that this subscription agreement (including all schedules hereto) and all other documents evidencing or relating in any way to its purchase of Convertible Notes be drawn up in the English language only.  Nous reconnaissons par les présentes avoir consenti et demandé à ce que la présente convention de souscription (et les annexes s’y rapportant) et tous les autres documents faisant foi ou se rapportant de quelque manière à notre souscription soient rédigés en anglais seulement.

IN WITNESS WHEREOF the Subscriber has executed, or caused its duly authorized representative to execute, this subscription agreement on this             day of                                  , 2004.

Signature of Subscriber (if an individual)		Name of Subscriber (if an individual)

Per:
Name of Subscriber (if an individual)		(signature of authorized representative)

Name and Title of Authorized Representative

ACCEPTANCE

The foregoing is acknowledged, accepted and agreed to this                 day of                                  , 2004.

ADB SYSTEMS INTERNATIONAL LTD.

Per:

SCHEDULE “A”

This is Schedule “A” to the subscription agreement relating to the purchase of Convertible Notes of ADB Systems International Ltd.

TERMS OF THE OFFERING

1.             Offering.  The Convertible Notes subscribed for hereunder form part of a larger sale by the Corporation (the “Offering”) pursuant to an agency agreement (the “Agency Agreement”) to be entered into between the Corporation and First Associates Investments Inc. (the “Agent”) of a maximum of $5,000,000 principal amount of Convertible Notes. In addition to the Offering, on May 19, 2004 the Corporation issued $500,000 of convertible notes to one investor, with such convertible notes being substantially the same as the Convertible Notes to be issued under the Offering, except that they also provided security by way of an express assignment of insurance proceeds rights.

The Convertible Notes will bear interest at an annual rate of 7% of the principal amount of the Convertible Notes outstanding from time to time, payable on the earlier of the conversion of the Convertible Notes or the third anniversary of the Closing Date (the “Maturity Date”).  Interest will continue to accrue until paid.  At any time up to and including the Maturity Date, all or any portion of the principal amount of the Convertible Notes outstanding from time to time will be convertible, at the option of the holder, provided that the holder complies with the notice provision therefor, into units of securities of the Corporation (“Units”) at a conversion price of $0.31 per Unit (the “Conversion Price”), subject to adjustments for stock splits, consolidations, other capital reorganizations, extraordinary dividends or distributions.

Each Unit will consist of one common share in the capital of the Corporation (a “Common Share”) and one-half of one Common Share purchase warrant (a “Warrant”).  Each whole Warrant will entitle the holder to acquire one Common Share at an exercise price of $0.50 per share, and will be exercisable at any time prior to the fourth anniversary of the Closing Date.

In the event that at any time from and after the first anniversary of the Closing Date the volume weighted average trading price of the Common Shares through its principal trading market for a 20 consecutive trading day period is $0.70 or more, all then outstanding Convertible Notes, including any accrued interest thereon, will be automatically converted into Units at the Conversion Price.

The material terms of the Offering, the Convertible Notes and the Underlying Securities (as hereinafter defined) are set out in this schedule and in Schedule “B” to this subscription agreement.

The foregoing description of the Convertible Notes is a summary only and the Subscriber acknowledges that the definitive terms and conditions of the Convertible Notes sold under the Offering will be set forth in the Note Certificates (as hereinafter defined).

2.             Definitions.  In this subscription agreement and the schedules to this subscription agreement the defined terms set out in the first page of this subscription agreement or as set out in Section 1 above shall apply and, unless the context otherwise requires:

“Applicable Securities Laws” means the applicable securities laws of the Province of Ontario and each other relevant jurisdiction and the regulations and rules made and forms prescribed thereunder, together with all applicable instruments, published policy statements, blanket orders, notices, rulings and rules of the Ontario Securities Commission and each other securities regulatory authority having competent jurisdiction;

“Business Day” means a day other than a Saturday, Sunday or statutory or banking holiday in Toronto, Ontario;

“Closing Date” means on or about June 8, 2004, or such other date or dates as the Agent may designate;

“Closing Time” means 10:00 a.m. (Toronto time) on the Closing Date, or such other time on the Closing Date as the Agent may designate;

“Corporation’s Information Record” means any statement contained in any press release, material change report, financial statements or other document of the Corporation which has been or is publicly disseminated, whether pursuant to any Applicable Securities Laws or otherwise, prior to the Closing Time;

“including” means including without limitation;

“material” means material in relation to the Corporation;

“material change” means any change in the business, operations, assets, liabilities, ownership or capital of the Corporation, on a consolidated basis, that would reasonably be expected to have a significant effect on the market price or value of the Common Shares and includes a decision to implement such a change made by the board of directors of the Corporation or by senior management of the Corporation who believe that confirmation of the decision by the board of directors is probable;

“material fact” means any fact that significantly affects or would reasonably be expected to have a significant effect on the market price or value of the Common Shares;

“Material Subsidiaries” means the material direct or indirect subsidiaries of the Corporation, being, ADB Systemer ASA (Norway), ADB Systems USA, Inc. (Delaware), ADB Systems International Limited (Ireland) and Internet Liquidators USA, Inc.;

“misrepresentation” means an untrue statement of material fact, or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made;

“Note Certificates” means the definitive certificates representing the Convertible Notes;

“Purchasers” means those persons who subscribe for Convertible Notes under the Offering, including the Subscriber;

“Regulation S” means Regulation S under the U.S. Securities Act;

“TSX” means the Toronto Stock Exchange;

“Underlying Securities” means the Common Shares and Warrants comprising the Units issuable upon the exercise of the conversion rights under the Convertible Notes;

“United States” means the United States as that term is defined in Regulation S;

“U.S. Person” means a U.S. Person as that term is defined in Regulation S;

“U.S. Securities Act” means the Securities Act of 1933, as amended, of the United States of America; and

“Warrants Shares” means the Common Shares issuable upon exercise of the Warrants.

3.             Currency.  All dollar amounts referred to in this subscription agreement and the schedules thereto are expressed in Canadian funds.

4.             Representations and Warranties of the Corporation.  The Corporation hereby represents and warrants for the benefit of the Purchasers as follows:

(a)                 the Corporation is (and will be at the Closing Time) a reporting issuer in the Provinces of Ontario, Alberta and British Columbia, and is in compliance with all material obligations under Applicable Securities Laws of such jurisdictions;

(b)                the Corporation has been duly incorporated and organized and is validly subsisting under the laws of the Province of Ontario and has all requisite corporate power and authority to own its assets and to carry on its business as currently conducted;

(c)                 each of the Material Subsidiaries has been duly incorporated and organized and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets;

(d)                the Corporation and each of the Material Subsidiaries is conducting its business in material compliance with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on and is duly licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its property or carries on business to enable its business to be carried on as now conducted and its property and assets to be owned, leased and operated and all such licences, registrations and qualifications are and will at the Closing Time be valid, subsisting and in good standing, except in respect of matters which do not and will not result in any adverse material change in respect of the Corporation, and except for the failure to be so qualified or the absence of any such license, registration or qualification which does not and will not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Corporation and its subsidiaries, on a consolidated basis;

(e)                 the Corporation has all required corporate power and authority to enter into and carry out the provisions of this subscription agreement and the transactions contemplated hereby and all necessary corporate action has been taken or will have been taken prior to the Closing Time by the Corporation to duly authorize the execution and delivery of this subscription agreement and such other agreements and instruments and the consummation of the transactions contemplated thereby and so as to validly create, issue and deliver the Convertible Notes subscribed thereby and to validly create and irrevocably allot for issuance the Underlying Securities and Warrant Shares;

(f)                 neither the Corporation nor any of its Material Subsidiaries is in default or in breach in any material respect of, and the execution and delivery of this subscription agreement by the Corporation, the performance and compliance with the terms of this subscription agreement, the issue and sale of the Convertible Notes, and the issue of the Underlying Securities and Warrant Shares will not result in any breach of, or be in conflict with or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default either directly or indirectly under any term or provision of the constating documents, by-laws or resolutions of the Corporation or any of the Material Subsidiaries or any material mortgage, note, indenture, contract, agreement, instrument, lease or other document to which any of them is a party or by which any of them is bound;

(g)                the Common Shares issuable upon exercise of the conversion rights under its Convertible Notes and the Warrant Shares, if and when issued in accordance with the Convertible Notes and Warrants, as applicable, will be validly issued and outstanding as fully paid and non-assessable;

(h)                no approval, authorization, consent or other order of, and no filing, registration or recording with, any governmental authority is required by the Corporation in connection with the execution and delivery or with the performance by the Corporation of this subscription agreement except in compliance with and the rules of the TSX;

(i)                  to the best of the Corporation’s knowledge, information and belief, no portion of the Corporation’s Information Record contained a misrepresentation as at its date of public dissemination;

(j)                  there has been no adverse material change in relation to the Corporation since December 31, 2003, and no adverse material fact exists in relation to the Corporation or its securities which, in either case, has not been generally disclosed or disclosed in the Corporation’s Information Record;

(k)                 this subscription agreement and all other agreements required in connection with the issue and sale of the Convertible Notes have been or will be, at or prior to the Closing Time, duly authorized, executed and delivered by the Corporation and will be valid and binding obligations of the Corporation enforceable in accordance with their respective terms (except as the enforceability thereof may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally, (ii) general equitable principles or (iii) limitations under applicable law in respect of rights of indemnity, contribution and waiver of contribution); and

(l)                  the Corporation intends that the net proceeds of the Offering will be used substantially in the manner specified in Schedule “B” hereto.

5.             Reliance upon Representations, Warranties and Covenants of the Corporation.  The Corporation further agrees that, by delivering the Convertible Notes to the Subscriber, the Corporation will be representing and warranting that the representations, warranties and covenants contained in this subscription agreement are true as at the Closing Time with the same force and effect as if they had been made by the Corporation at the Closing Time and that they will survive the purchase by the Subscriber of the Convertible Notes and continue in full force and effect for a period of two (2) years following the Closing Date notwithstanding any subsequent disposition by the Subscriber of the Convertible Notes or the Underlying Securities.

6.             Closing of Purchase.  The Subscriber acknowledges and agrees that delivery of and payment for the Convertible Notes will be completed at the offices of the Corporation’s legal counsel at 10:00 a.m. (Toronto time) on the Closing Date which will be on or about June 8, 2004, or such earlier or later date or time as may be determined by the Agent.

7.             Payment and Delivery.  The Subscriber agrees to deliver to the Agent at 181 Bay Street, Suite 900, Toronto, Ontario M5J 2T3 (Attention: Jennifer Li), (fax number: (416) 864-9151), prior to the Closing Time:

(a)                 his or her duly completed and executed subscription agreement (including Schedule “D” and Schedules E”, “F” or “G”);

(b)                a certified cheque or bank draft payable to “First Associates Investments Inc.”, or wire transfer in Canadian funds to the Agent for the principal amount of Convertible Notes subscribed for under this subscription agreement or payment of the same amount in such other manner as is acceptable to the Agent; and

(c)                 such other documents as may be required pursuant to the terms of this subscription agreement.

8.             Conditions of Closing.  If, by the Closing Time, the terms and conditions contained in this subscription agreement have been complied with to the satisfaction of the Corporation or waived by the Corporation, the Agent shall deliver to the Corporation all completed subscription agreements, including this subscription agreement, and deliver to the Corporation all certified cheques or bank drafts representing subscription funds, including the Subscriber’s subscription funds against delivery by the Corporation of the Note Certificates and such other documentation as may be required.  This subscription is subject to acceptance by the Corporation (as described below).  Unless other arrangements have been made with the Agent, certificates endorsed by the Corporation representing Convertible Notes will be available for delivery to the Subscriber in Toronto, Ontario at the Closing Time against payment of the aggregate purchase price for the Convertible Notes.  The Agent will deliver such certificates to the address set out for delivery on page 2 of this subscription agreement promptly after the closing of its Offering.

9.             Acceptance or Rejection.  The Corporation will have the right to accept or reject (in whole or in part) this subscription at any time at or prior to the Closing Time, and the right is reserved to the Corporation to allot to any subscriber less than the principal amount of Convertible Notes subscribed for.  The Subscriber acknowledges and agrees that the acceptance of this subscription agreement will be conditional upon the sale of the Convertible Notes to the Subscriber being exempt from any prospectus and registration requirements of Applicable Securities Laws.  The Corporation will be deemed to have accepted this subscription agreement upon the delivery at closing of the Note Certificate referred to in Section 8 above in accordance with the provisions hereof.

10.           Information and Documents.  The Subscriber acknowledges that pursuant to Applicable Securities Laws, the Subscriber may be required to file a report with a Securities Commission in the required form within 10 days of each disposition of all or any of the Convertible Notes purchased hereunder or any of the Underlying Securities issued upon the exercise of the conversion rights under such Convertible Notes and, if so required, the Subscriber, undertakes to file the required report.

11.           Resale Restrictions.  The Subscriber understands and acknowledges that the Convertible Notes and in certain circumstances the Underlying Securities and Warrant Shares will be subject to certain resale restrictions under Applicable Securities Laws and the Subscriber agrees to comply with such restrictions.  Subscribers are advised to consult their own legal advisors in this regard. The Subscriber also acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible for complying with such restrictions (and neither the Corporation nor the Agent is in any manner responsible for ensuring compliance by the Subscriber with such restrictions).

12.           Legend.  The Subscriber acknowledges that the following legend is to be placed on the Note Certificate (and the certificates evidencing Underlying Securities and Warrants Shares, if issued during the four month period referred to in such legend) being acquired:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE                     ” (four months and one day from the Closing Date.)

13.           No Revocation.  The Subscriber agrees that this offer is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber.

14.           Indemnity.  The Subscriber agrees to indemnify and hold harmless the Corporation and the Agent and their respective directors, officers, employees, agents, advisers and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation, warranty or covenant of the Subscriber contained herein or in any document furnished by the Subscriber to the Corporation or the Agent in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any document furnished by the Subscriber to the Corporation or the Agents in connection herewith.

15.           Modification.  Neither this subscription agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

16.           Compensation, Expenses and Reimbursement Entitlements of Agent.  The Subscriber understands that, in connection with the Offering, the Agent will receive from the Corporation (i) aggregate commissions equal to 8% of the gross proceeds of the Offering; and (ii) subject to the terms of the Agency Agreement, reimbursement for the Agent’s reasonable out-of-pocket expenses and the reasonable fees and disbursements of its legal counsel incurred in connection with the Offering.

The Subscriber further understands that as additional compensation for its services in connection with the Offering, the Agent will receive an option, exercisable until the second anniversary of the Closing Date, to purchase that number of Units as is equal to 10% of the Units issuable upon full conversion of the Convertible Notes sold under the Offering, at an exercise price equal to the Conversion Price.

17.           Miscellaneous.

(a)                 The agreement resulting from the acceptance of this subscription agreement by the Corporation contains the whole agreement between the parties hereto in respect of the subject matter hereof and there are no warranties, representations, terms, conditions or collateral agreements, express, implied or statutory, other than as expressly set forth herein and in any amendments hereto.

(b)                All representations, warranties, agreements and covenants made or deemed to be made by the Subscriber in this subscription agreement will survive the execution and delivery, and acceptance, of this subscription agreement and the closing of the Offering.

(c)                 Time shall be of the essence of this subscription agreement.

(d)                This subscription agreement and the rights and obligations of the parties hereunder will be governed by and construed according to the laws of the Province of Ontario and the laws of Canada applicable therein.

(e)                 This subscription agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile form, shall be deemed to be an original and all of which together shall constitute one and the same document.

SCHEDULE “B”

This is Schedule “B” to the subscription agreement relating to the purchase of Convertible Notes of ADB Systems International Ltd. (the “Corporation”). Capitalized terms used but not defined in this schedule are intended to have the meanings ascribed thereto, as applicable, on the first page of this subscription agreement and sections 1 and 2 of Schedule “A” to this subscription agreement

ADB SYSTEMS INTERNATIONAL LTD.

Summary of Proposed Terms

Offering of Convertible Notes

by way of Private Placement

Issuer:	ADB Systems International Ltd.

Issue:

Up to $5,000,000 principal amount of Convertible Notes, to be issued by way of private placement exemptions from prospectus and registration requirements, subject to the receipt of any applicable regulatory and stock exchange approvals.

Issue Price:	The Convertible Notes will be issued at par in integral multiples of $1,000.

Convertible Notes:	The Convertible Notes will have the following material terms:

(a)

The Convertible Notes will bear interest at an annual rate of 7% of the principal amount of the Convertible Notes outstanding from time to time, payable on the earlier of the conversion of the Convertible Notes or the Maturity Date (as defined below).  Interest will continue to accrue until paid;

(b) The Convertible Notes will mature and be payable on the date that is the third anniversary of the Closing Date (the “Maturity Date”)

(c)

At any time up to and including the Maturity Date, all or any portion of the principal amount of the Convertible Notes outstanding from time to time will be convertible, at the option of the holder, provided that the holder complies with the notice provisions therefor, into units of securities of the Corporation (“Units”) at a conversion price of $0.31 per Unit (the “Conversion Price”), subject to adjustments for stock splits, consolidations, other capital reorganizations, extraordinary dividends or distributions;

(d)

Each Unit will consist of one common share in the capital of ADB (a “Common Share”) and one-half of one Common Share purchase warrant (a “Warrant”).  Each whole Warrant will entitle the holder to acquire one Common Share at an exercise price of $0.50 per share, and will be exercisable at any time prior to the fourth anniversary of the Closing Date; and

(e)

In the event that at any time from and after the first anniversary of the Closing Date the volume weighted average trading price of the Common Shares through its principal trading market for a 20 consecutive trading day period is $0.70 or more, all then outstanding Convertible Notes, including any accrued interest thereon, will be automatically converted into Units at the Conversion Price.

Use of Proceeds:	For working capital and general corporate purposes.

Minimum Subscription:

$10,000 or such other amount determined at the sole discretion of the Agent. The Offering will be marketed in such provinces of Canada as the Agent may designate and in which Multilateral Instrument 45-102 – Resale of Securities has been adopted.  Convertible Notes may also be offered to U.S. buyers under available exemptions from federal and state prospectus requirements in the U.S. and may also be offered in offshore jurisdictions.

Lock-Up:

Until 180 days following the Closing Date, and except as provided herein, neither the Corporation nor any of its officers or directors may offer or announce the offering of, or make or announce any agreement to issue, sell or exchange Common Shares, warrants or securities convertible into Common Shares, except the grant of stock options or the issuance of Common Shares pursuant to exercise of any purchase warrants existing on the date hereof, without the prior written consent of the Agent, such consent not to be unreasonably withheld.

Security:	The Convertible Notes will provide general security over the Corporation’s assets. Such security will be subordinate liabilities of the Corporation to current secured creditors.

Hold Period:

The Corporation will be a “reporting issuer” on the Closing Date, such that it is expected that the Convertible Notes, the securities comprising the Units (and the Common Shares issuable upon exercise of the Warrants) will have a restricted period of four months from the Closing Date

Listing:	The Common Share component of the Units (and the Common Shares issuable upon exercise of the Warrants) will be listed on the TSX.

Commission:

8% of the gross proceeds of the Offering.  In addition, the Agent will receive an option, exercisable until the second anniversary of the Closing Date, to purchase that number of Units as is equal to 10% of the Units issuable upon full conversion of the Convertible Notes sold under the Offering, at an exercise price equal to the Conversion Price.

Agent:	First Associates Investments Inc.

Closing Date:	On or about June 8, 2004. The Offering may be completed through one or more closings.

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SCHEDULE “C”

SUBSCRIBER’S REPRESENTATIONS AND WARRANTIES

This is Schedule “C” to the subscription agreement relating to the purchase of Convertible Notes of ADB Systems International Ltd. (the “Corporation”). Capitalized terms used but not defined in this schedule are intended to have the meanings ascribed thereto, as applicable, on the first page of this subscription agreement and sections 1 and 2 of Schedule “A” to this subscription agreement.

By executing this subscription agreement, the Subscriber represents and warrants to the Corporation and the Agent, which representations and warranties are true as of the date of this subscription agreement and will be true as of the Closing Date, that:

1.                                       Representations and Warranties

(a)                                  Authorization and Effectiveness.  If the Subscriber is a corporation, the Subscriber is a valid and subsisting corporation, has the necessary corporate capacity and authority to execute and deliver this subscription agreement and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof.  If the Subscriber is a partnership, syndicate or other form of unincorporated organization, the Subscriber has the necessary legal capacity and authority to execute and deliver this subscription agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof.  If the Subscriber is a natural person, he or she has obtained the age of majority and is legally competent to execute this subscription agreement and to take all actions required pursuant thereto.

Whether the Subscriber is a natural person or a corporation, partnership or other entity, upon acceptance by the Corporation, this subscription agreement will constitute a legal, valid and binding contract of the Subscriber, and any beneficial purchaser for whom it is purchasing, enforceable against the Subscriber and any such beneficial purchaser in accordance with its terms.

(b)                                 Residence.  The Subscriber is a resident of, or otherwise subject to, the jurisdiction referred to under “Name and Address of Subscriber” on the first page of this subscription agreement, which address is the residence or place of business of the Subscriber not created or used solely for the purpose of acquiring Convertible Notes, and:

(i)                                     is not (and is not purchasing Convertible Notes for the account or benefit of) a U.S. Person;

(ii)                                  was not offered the Convertible Notes in the United States; and

(iii)                               did not execute or deliver this agreement in the United States.

(c)                                  Investment Intent.  The Subscriber is acquiring Convertible Notes to be held for investment only and not with a view to resale or distribution.

(d)                                 Prospectus Exemptions.  The Subscriber acknowledges and agrees that the sale and delivery of the Convertible Notes to the Subscriber is conditional upon such sale being exempt from the requirements under Applicable Securities Laws requiring the filing of a prospectus in connection with the distribution of the Convertible Notes.

(e)                                  Offering Documents.  The Subscriber has not received, nor does the Subscriber need to receive, any document purporting to describe the business and affairs of the Corporation that has been prepared for delivery to and review by prospective investors so as to assist those investors to make an investment decision in respect of securities being sold in a distribution of securities of the Corporation.

(f)                                    No Solicitation or Advertising.  The Subscriber acknowledges that it has not purchased the Convertible Notes as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(g)                                 No Undisclosed Information.  The Convertible Notes are not being purchased by the Subscriber as a result of any material information concerning the Corporation that has not been publicly disclosed and the Subscriber’s decision to tender this offer and acquire Convertible Notes has not been made as a result of any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation, or any other person and is based entirely upon the currently available public information concerning the Corporation.

(h)                                 Investment Suitability.  The Subscriber has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder in Convertible Notes (and the Underlying Securities in respect thereof) and is able to bear the economic risk of loss of such investment.  The Subscriber acknowledges and agrees that the Subscriber is responsible for obtaining such legal advice as the Subscriber considers appropriate in connection with the execution, delivery and performance by the Subscriber of this agreement and the transactions contemplated hereunder.

(i)                                     Subscription Agreement.  The Subscriber has read and understands the contents of this agreement and agrees to be legally bound hereby.

(j)                                     No Conversion or Transfer of Convertible Notes, Underlying Securities or Warrant Shares in U.S.  The Subscriber acknowledges that the Convertible Notes, Underlying Securities and Warrant Shares may not be offered, sold or otherwise transferred to persons in the United States or to U.S. Persons and may not be exercised in the United States or by or on behalf of a U.S. Person and the Subscriber understands that certificates representing the Convertible Notes, Underlying Securities and Warrant Shares issued to it will so indicate.

(k)                                  Ontario Subscriber.  If the Subscriber is a resident of Ontario, the Subscriber or its disclosed principal is an “accredited investor” within the meaning of Ontario Securities Commission Rule 45-501 – Exempt Distributions and falls within one or more of the sub-paragraphs of the definition of “Accredited Investor” set out in Appendix I to Schedule “E” hereto or is purchasing pursuant to paragraph (b) of Schedule E, and the Subscriber has concurrently executed and delivered to the Corporation a certificate in the form attached as Appendix I to Schedule “E” (the Subscriber having checked the applicable subparagraph(s)).

(l)                                     Alberta or British Columbia Subscriber.  If the Subscriber is a resident of Alberta or British Columbia, the Subscriber or the disclosed principal for which it is acting, as the case may be, is an “accredited investor” as defined in Multilateral Instrument 45-103, by virtue of the fact that the Subscriber or such disclosed principal, as the case may be, falls within one or more of the subparagraphs of the definition of “accredited investor” set out in Schedule “F” hereto (the Subscriber having checked the applicable subparagraph(s)) or the Subscriber otherwise falls within one or more of the subparagraphs of the “Family, Friends and Business Associates Certificate” attached as Appendix I to Schedule “F” (the Subscriber having checked the applicable subparagraph(s)).

2.                                       Reliance Upon Representations, Warranties and Covenants. The Subscriber acknowledges that the representations and warranties contained herein are made by the Subscriber with the intention that they may be relied upon by the Corporation in determining the Subscriber’s eligibility to purchase Convertible Notes under Applicable Securities Laws.  The Subscriber agrees that by accepting delivery of the Convertible

C-2

Notes on the Closing Date, the Subscriber will be representing and warranting that the foregoing representations and warranties are true and correct as at the Closing Time with the same force and effect as if they had been made by the Subscriber at the Closing Time and that they will survive the purchase by the Subscriber of Convertible Notes and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Convertible Notes.

3.                                       Personal Information.  The Subscriber acknowledges and consents to the fact that the Corporation and the Agent are collecting the Subscriber’s personal information for the purpose of fulfilling this subscription agreement.  The subscriber further acknowledges and consents to the fact that the Corporation may be required by Applicable Securities Laws to provide the applicable regulatory authorities with any personal information provided by the Subscriber in accordance with and for the purposes required under Applicable Securities Laws.

C-3

SCHEDULE “D”

THE TORONTO STOCK EXCHANGE

PRIVATE PLACEMENT QUESTIONNAIRE AND UNDERTAKING

QUESTIONNAIRE

1.                                       DESCRIPTION OF TRANSACTION

(a)                                  Name of Issuer of the Securities:

ADB Systems International Ltd. (the “Issuer”)

(b)                                 Number and Class of Securities to be Purchased:

$                           principal amount of convertible Notes of the Issuer (“Notes”).  The Notes are convertible, at the option of the holder, into units of securities of the Issuer, (“Units”) at conversion price of $0.31 (the “Conversion Price”). Each Unit will be comprised of one common share in the capital of the Corporation (a “Common Share”) and one-half of one Common Share purchase warrant (a “Warrant”).  Each whole Warrant will entitle the holder to acquire one Common Share at an exercise price of $0.50 per share, and will be exercisable at any time prior to the fourth anniversary of the Closing Date.  In the event that at any time from and after the first anniversary of the Closing Date the volume weighted average trading price of the Common Shares through its principal trading market for a 20 consecutive trading day period is $0.70 or more, all then outstanding Convertible Notes, including any accrued interest thereon, will be automatically converted into Units at the Conversion Price.

(c)                                  Purchase Price: The Notes are being issued at par.

2.                                       DETAILS OF PURCHASER

(a)                                  Name of Purchaser:

(b)                                 Address:

(c)                                  Names and addresses of persons having a greater than 10% beneficial interest in the purchaser:

3.                                       RELATIONSHIP TO ISSUER

(a)                                  Is the purchaser (or any person named in response to 2(c) above) an insider of the Issuer for the purposes of the Securities Act (Ontario) (before giving effect to this private placement)? If so, state the capacity in which the purchaser (or person named in response to 2(c)) qualifies as an insider.

(b)                                 If the answer to (a) is “no”, are the purchaser and the Issuer controlled by the same person or company? If so give details

4.                                       DEALINGS OF PURCHASER IN SECURITIES OF THE ISSUER

Give details of all trading by the purchaser, as principal, in the securities of the Issuer (other than debt securities which are not convertible into equity securities), directly or indirectly, within the 60 days preceding the date hereof.

D-2

UNDERTAKING

TO:                                    THE TORONTO STOCK EXCHANGE

The undersigned has subscribed for and agreed to purchase, as principal, the securities described in Item 1 of this Private Placement Questionnaire and Undertaking.

The undersigned undertakes not to sell or otherwise dispose of any of the said securities so purchased or any securities derived therefrom for a period of four months from the date of the closing of the transaction herein or for such period as is prescribed by applicable securities legislation, whichever is longer, without the prior consent of the Toronto Stock Exchange and any other regulatory body having jurisdiction.

DATED at                                  this                 day of                                  , 2004.

(Name of Purchaser – please print)

(Authorized Signature)

(Official Capacity – please print)

(please print here name of individual whose signature appears above, if different from name of purchaser printed above)

SCHEDULE “E”

CERTIFICATES

ONTARIO RESIDENTS ONLY

Complete both of the two following certificates:

ONTARIO RESIDENT EXEMPTION CERTIFICATE

The Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is acting hereunder) represents, warrants and covenants to the Corporation and acknowledges that the Corporation, and its counsel, are relying thereon that: [Initial or place a checkmark in the box to the left of each applicable item; choose only one of item (a) or (b) below and choose only one sub item in (a) or (b)]:

☐	(a)

the Subscriber is resident in Ontario and falls within one or more of the categories described in the sub-paragraphs of the definition of “accredited investor” as such term is defined in Ontario Securities Commission Rule 45-501 (“Rule 45-501”) and has completed the Ontario Accredited Investor Certificate attached hereto as Appendix I, and:

	☐	(i)

if purchasing the securities as principal, the Subscriber is an “accredited investor” (as such term is defined in Rule 45-501), is purchasing the securities as principal for its own account and not for the benefit of any other person, it is purchasing for investment only and not with a view to resale or distribution and no other person, corporation, firm or other organization has a beneficial interest in the said securities being purchased; or

	☐	(ii)

if purchasing the securities as agent for a principal disclosed on the cover page of this subscription agreement, the Subscriber is an agent or trustee of such disclosed principal and such disclosed principal for whom the Subscriber is acting is an “accredited investor”, is purchasing the securities as principal for its own account and not for the benefit of any other person, and is purchasing for investment only and not with a view to resale or distribution and no other person, corporation, firm or other organization has a beneficial interest in the said securities being purchased; OR

☐	(b)	the Subscriber is resident in Ontario and is purchasing the securities for a principal or principals which is or are undisclosed or identified by account number only and the Subscriber is:

	☐	(i)	a portfolio adviser (as such term is defined in Rule 45-501) and is purchasing the securities for one or more managed accounts (as defined in Rule 45-501); or

	☐	(ii)

a trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada) or under comparable legislation in any jurisdiction and is purchasing the securities for an account that is fully managed by such trust company.

APPENDIX I
ONTARIO ACCREDITED INVESTOR CERTIFICATE

The Subscriber hereby represents, warrants and certifies to Corporation that the Subscriber (or its disclosed principal) is an “accredited investor” as defined in Rule 45-501 by virtue of being: [check appropriate boxes]

Accredited Investors

☐	(a)	a bank listed in Schedule I or II of the Bank Act (Canada), or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

☐	(b)	the Business Development Bank incorporated under the Business Development Bank Act (Canada);

☐	(c)

a loan corporation or trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Corporations Act (Canada), or under comparable legislation in any other jurisdiction;

☐	(d)

a co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit Associations Act (Canada), in each case, located in Canada;

☐	(e)	a company licensed to do business as an insurance company in any jurisdiction of Canada;

☐	(f)	a subsidiary of any company referred to in paragraph (a), (b), (c), (d) or (e), where the company owns all of the voting shares of the subsidiary;

☐	(g)	a person or company registered under the Securities Act (Ontario) or securities legislation in another jurisdiction of Canada as an adviser or dealer, other than a limited market dealer;

☐	(h)	the government of Canada or of any jurisdiction, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government;

☐	(i)	any Canadian municipality or any Canadian provincial or territorial capital city;

☐	(j)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any instrumentality or agency thereof;

☐	(k)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

☐	(l)	a registered charity under the Income Tax Act (Canada);

☐	(m)

an individual who beneficially owns, or who together with a spouse beneficially own, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000;

☐	(n)

an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

☐	(o)

an individual who has been granted registration under the Securities Act (Ontario) or securities legislation in another jurisdiction of Canada as a representative of a person or company referred to in paragraph (g), whether or not the individual’s registration is still in effect;

☐	(p)	a promoter of the Corporation or an affiliated entity of a promoter of the Corporation;

☐	(q)	a spouse, parent, brother, sister, grandparent or child of an officer, director or promoter of the Corporation;

☐	(r)

a person or company that, in relation to the Corporation, is an affiliated entity or a person or company referred to in clause (c) of the definition of distribution in subsection 1(1) of the Securities Act (Ontario);

☐	(s)

a company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as reflected in its most recently prepared financial statements;

☐	(t)	a person or company that is recognized by the Ontario Securities Commission as an accredited investor, pursuant to a discretionary order of the Ontario Securities Commission;

☐	(u)	a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons or companies that are accredited investors;

☐	(v)

a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director as defined in the Securities Act (Ontario) or, if it has ceased distribution of its securities, has previously distributed securities in this manner;

☐	(w)	a fully managed account if it is acquiring a security that is not a security of a mutual fund or non-redeemable investment fund;

☐	(x)

an account that is fully managed by a trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Loan and Trust Companies Act (Canada) or under comparable legislation in any other jurisdiction;

☐	(y)	an entity organized outside of Canada that is analogous to any of the entities referred to in paragraphs (a) through (g) and paragraph (k) in form and function; or

☐	(z)	a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

For the purposes hereof, the following terms shall have the following meanings:

“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization.

“control person” means any person, company or combination of persons or companies holding a sufficient number of any securities of the Corporation to affect materially the control of the Corporation, but any holding of any persons, company or combination of persons or companies holding more than 20 per cent of the outstanding voting securities of the Corporation, in the absence of evidence to the contrary, shall be deemed to affect materially the control of the Corporation.

“director” where used in relation to a person, includes a person acting in a capacity similar to that of a director of a company.

“entity” means a company, syndicate, partnership, trust or unincorporated organization.

“financial assets” means cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the Securities Act (Ontario).

“fully managed account” means an investment portfolio account of a client established in writing with a portfolio adviser who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client’s express consent to a transaction.

“individual” means a natural person, but does not include a partnership, unincorporated association, unincorporated organization, trust or a natural person in his or her capacity as trustee, executor, administrator or other legal personal representative.

“mutual fund” includes an issuer whose primary purpose is to invest money provided by its security holders and whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer of the securities.

“non-redeemable investment fund” means an issuer

(a)                                  whose primary purpose is to invest money provided by its securityholders;

(b)                                 that does not invest for the purpose of exercising effective control, seeking to exercise effective control, or being actively involved in the management of the issuers in which it invests, other than other mutual funds or non-redeemable investment funds; and

(c)                                  is not a mutual fund.

“officer” means the chair, any vice-chair of the board of directors, the president, any vice-president, the secretary, the assistant secretary, the treasurer, the assistant treasurer, and the general manager of a company, and any other person designated an officer or a company by by-law or similar authority, or any individual acting in a similar capacity on behalf of the Corporation.

“person” means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative.

“portfolio adviser” means (a) a portfolio manager; or (b) a broker or investment dealer exempted from registration as an adviser under subsection 148(1) of the Regulation to the Securities Act (Ontario) if that broker or investment dealer is not exempt from the by-laws or regulations of the Toronto Stock Exchange or the Investment Dealers’ Association of Canada referred to in that subsection.

“promoter” means (a) a person or company who, acting alone or in conjunction with one or more other persons, companies or a combination thereof, directly or indirectly, has taken the initiative in founding, organizing or substantially reorganizing the business of the Corporation, or (b) a person or company who, in connection with the founding, organizing or substantial reorganizing of the business of the Corporation, directly or indirectly, received in consideration of services or property, or both services and property, 10 per cent or more of any class of securities of the Corporation or 10 percent or more of the proceeds from the sale of any class of securities of a particular issue, but a person or company who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter within the meaning of this definition if such person or company does not otherwise take part in founding, organizing, or substantially reorganizing the business.

“related liabilities” means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets.

“spouse”, in relation to an individual, means another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage.

For the purposes of the foregoing:

(a)                                  a person or company is considered to be an affiliated entity of another person or company if one is a subsidiary entity of the other, or if both are subsidiary entities of the same person or company, or if each of them is controlled by the same person or company.

(b)                                 a person or company is considered to be controlled by a person or company if

(i)                                     in the case of a person or company,

(A)                              voting securities of the first mentioned person or company carrying more than 50 percent of the votes for the election of directors are held, otherwise than by way of security only, by or for the benefit of the other person or company, and

(B)                                the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned person or company;

(ii)                                  in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned person or company holds more than 50 percent of the interests in the partnership; or

(iii)                               in the case of a limited partnership, the general partner is the second-mentioned person or company; and

(c)                                  a person or company is considered to be a subsidiary entity of another person or company if

(i)                                     it is controlled by,

(A)                              that other, or

(B)                                that other and one or more persons or companies each of which is controlled by that other, or

(C)                                two or more persons or companies, each of which is controlled by that other; or

(d)                                 it is a subsidiary entity of a person or company that is the other’s subsidiary entity.

The foregoing representations contained in this certificate are true and accurate as of the date hereof and will be true and accurate as of the Closing Date. If any such representations shall not be true and accurate prior to the Closing Date, the Subscriber shall give immediate notice to the Corporation.

EXECUTED by the Subscriber at                                        this                day of                                 , 2004.

If a corporation, partnership or other entity:	If an individual:

(Print Name of Subscriber)	(Print Name)

(Signature of Authorized Signatory)	(Signature)

(Name and Position of Authorized Signatory)	(Jurisdiction of Residence)

(Jurisdiction of Residence)	(Print Name of Witness)

(Signature of Witness)

SCHEDULE “F”

CERTIFICATE

ALBERTA AND BRITISH COLUMBIA RESIDENTS ONLY

Complete one of the two following certificates (as applicable):

ACCREDITED INVESTOR CERTIFICATE

If the Subscriber is a resident of, or the purchase and sale of securities to the Subscriber is otherwise subject to the securities legislation of, Alberta or British Columbia, the Subscriber hereby represents, warrants and certifies to the Corporation that the Subscriber (and, if applicable, any disclosed principal for whom it is acting) is an “accredited investor” as defined in Section 1.1 of Multilateral Instrument 45-103 (Capital Raising Exemptions), by virtue of being:

[Check appropriate item]

☐	(a)	a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

☐	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

☐	(c)	an association under the Cooperative Credit Associations Act (Canada) located in Canada or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act;

☐	(d)

a subsidiary of any person or company referred to in paragraphs (a) to (c), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐	(e)

a person or company registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

☐	(f)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person or company referred to in paragraph (e);

☐	(g)	the government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the government of Canada or a jurisdiction of Canada;

☐	(h)	a municipality, public board or commission in Canada;

☐	(i)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐	(j)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

☐	(k)

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

☐	(l)

an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year;

☐	(m)

a person or company, other than a mutual fund or non-redeemable investment fund, that, either alone or with a spouse, has net assets of at least $5,000,000, and unless the person or company is an individual, that amount is shown on its most recently prepared financial statements;

☐	(n)	a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are accredited investors;

☐	(o)

a mutual fund or non-redeemable investment fund that, in the local jurisdiction, is distributing or has distributed its securities under one or more prospectuses for which the regulator has issued receipts;

☐	(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, trading as a trustee or agent on behalf of a fully managed account;

☐	(q)

a person or company trading as agent on behalf of a fully managed account if that person or company is registered or authorized to carry on business under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction as a portfolio manager or under an equivalent category of adviser or is exempt from registration as a portfolio manager or the equivalent category or adviser;

☐	(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or other adviser registered to provide advice on the securities being traded;

☐	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (e) and paragraph (j) in form and function; or

☐	(t)

a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, except the voting securities required by law to be owned by directors, are persons or companies that are accredited investors.

As used in this certificate, the following terms have the following meanings:

“eligibility adviser” means an investment dealer equivalent category of registration, registered under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed;

“financial assets” means cash and securities;

“fully managed account”  means an account for which a person or company makes investment decisions if that person or company has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“non-redeemable investment fund” means an issuer

(a) where contributions of security holders are pooled for investment,

(b) where security holders do not have day-to-day control over the management and investment decisions of the issuer, whether or not they have the right to be consulted or to give directions, and

(c) whose securities do not entitle the security holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets of the issuer; and

“related liabilities” means: (a) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (b) liabilities that are secured by financial assets.

APPENDIX I

FAMILY, FRIENDS AND BUSINESS ASSOCIATES CERTIFICATE

If the Subscriber is a resident of, or the purchase and sale of securities to the Subscriber is otherwise subject to the securities legislation of Alberta or British Columbia, the Subscriber hereby represents, warrants and certifies to the Corporation that the Subscriber (and, if applicable, any disclosed principal for whom it is acting) is either:

[Check appropriate item]

☐	(a)	a director, senior officer or control person of the Corporation, or of an affiliate of the Corporation; or

☐	(b)	a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the Corporation, or of an affiliate of the Corporation; or

☐	(c)	a parent, grandparent, brother, sister or child of a director, senior officer or control person of the Corporation, or of an affiliate of the Corporation; or

☐	(d)	a close business associate of a director, senior officer or control person of the Corporation, or of an affiliate of the Corporation; or

☐	(e)	a close personal friend of a director, senior officer or control person of the Corporation, or of an affiliate of the Corporation; or

☐	(f)	a founder of the Corporation or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Corporation; or

☐	(g)	a parent, grandparent, brother, sister or child of the spouse of a founder of the Corporation; or

☐	(h)	a person or company of which a majority of the voting securities are beneficially owned by, as a majority of the directors are, persons or companies described in sections (a) to (g); or

☐	(i)	a trust or estate of which all of the beneficiaries or a majority of the trustees are persons or companies described in paragraphs (a) to (g).

As used in this certificate, the following terms have the following meanings:

A “close personal friend” is an individual who has known a director, senior officer or control person of the Corporation for a sufficient period of time to be in a position to assess the capabilities and trustworthiness of the director, senior officer or control person.  An individual is not a close personal friend solely because the individual is a member of the same organization, association or religious group.  An individual is not a close personal friend solely because the individual is a client, customer or former client or customer (e.g. an individual is not a close personal friend of a registrant or former registrant simply because the individual is a client or former client of that registrant or former registrant).  The relationship between the subscriber and the director, senior officer or control person of the Corporation must be direct (e.g. the exemption is not available for a close personal friend of a close personal friend of the director, senior officer or control person of the Corporation); and

A “close business associate” is an individual who has had sufficient prior business dealings with a director, senior officer or control person of the Corporation to be in a position to assess the capabilities and trustworthiness of the director, senior officer or control person.  A casual business associate or a person introduced or solicited for the purpose of purchasing securities is not a close business associate.  An individual is not a close business associate solely because the individual is a client, customer or former client or customer (e.g. an individual is not a close business associate of a registrant or former registrant simply because the individual is a client or former client of that registrant or former registrant).  The relationship between the subscriber and the director, senior officer or control person of the Corporation must be direct (e.g. the exemption is not available for a close business associate of a close business associate of the director, senior officer or control person of the Corporation ).

A “founder”, in respect of the Corporation, means a person or company who,

(a) acting alone, in conjunction or in concert with one or more other persons or companies, directly or indirectly, takes the initiative in founding, organizing or substaintially reorganizing the business of the Corporation, and

(b) at the time of the proposed trade, is actively involved in the business of the Corporation.

The foregoing representations contained in this certificate are true and accurate as of the date hereof and will be true and accurate as of the Closing Date. If any such representations shall not be true and accurate prior to the Closing Date, the Subscriber shall give immediate notice to the Corporation.

EXECUTED by the Subscriber at                                       this                    day of                                   , 2004.

If a corporation, partnership or other entity:	If an individual:

(Print Name of Subscriber)	(Print Name)

(Signature of Authorized Signatory)	(Signature)

(Name and Position of Authorized Signatory)	(Jurisdiction of Residence)

(Jurisdiction of Residence)	(Print Name of Witness)

(Signature of Witness)

SCHEDULE “G”

OFFSHORE SUBSCRIBER CERTIFICATE

NON-CANADIAN SUBSCRIBERS

(OTHER THAN U.S SUBSCRIBERS)

We, on our own behalf and (if applicable) on behalf of others for whom we are contracting hereunder, represent, warrant, covenant and certify to and with the Corporation and the Agent (and acknowledge that the Corporation and the Agent are relying thereon) that we are, and (if applicable) any beneficial subscriber for whom we are contracting hereunder is, a resident of, or otherwise subject to, the securities legislation of a jurisdiction other than Canada or the United States, and:

(a)                                  we are, and (if applicable) any other subscriber for whom we are contracting hereunder, is:

(i)                                     subscriber that is recognized by the securities regulatory authority in the jurisdiction in which we are, and (if applicable) any other subscriber for whom we are contracting hereunder is resident or otherwise subject to the securities laws of such jurisdiction, as an exempt subscriber and are purchasing the Convertible Notes as principal for our, or (if applicable) each such other subscriber’s, own account, and not for the benefit of any other person, for investment only and not with a view to resale or distribution; or

(ii)                                  a subscriber which is purchasing Convertible Notes pursuant to an exemption from any prospectus or securities registration requirements (particulars of which are enclosed herewith) available to the Corporation, the Agent, us and any such other subscriber under Applicable Securities Laws of our jurisdiction of residence or to which we and any such other subscriber are otherwise subject to, and we and any such other subscriber shall deliver to the Corporation and the Agent such further particulars of the exemption and our qualification thereunder as the Corporation or the Agent may reasonably request;

(b)                                 the purchase of Convertible Notes by us, and (if applicable) each such other subscriber, does not contravene any of the Applicable Securities Laws in such jurisdiction and does not trigger: (i) any obligation to prepare and file a prospectus, an offering memorandum or similar document, or any other ongoing reporting requirements with respect to such purchase or otherwise; or (ii) any registration or other obligation on the part of the Corporation or the Agent; and

we, and (if applicable) any other subscriber for whom we are contracting hereunder will not sell or otherwise dispose of any Convertible Notes, Underlying Securities or Warrant Shares, except in accordance with applicable Canadian securities laws and in accordance with the rules and regulations of the TSX, and if we, or (if applicable) such beneficial subscriber sell or otherwise dispose of any Convertible Notes, Underlying Securities or Warrant Shares to a person other than a resident of Canada, we, and (if applicable) such beneficial subscriber, will obtain from such subscriber representations, warranties and covenants in the same form as provided in this Schedule “E” or “F” and shall comply with such other requirements as the Corporation may reasonably require.

Dated at                                      this                  day of                                       , 2004.

(Signature of Subscriber)

(Print Name)